Execution Version

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into and effective as of  December 30, 2009 (the “Effective Date”) by and between Yasheng Eco-Trade Corporation, formerly known as Vortex Resources Corp., a Delaware corporation (the “Company”), and Moran Atias, an individual who is a citizen of Israel and a California resident (the “Holder”).

WHEREAS, the Holder is the holder of that certain Promissory Note, in principal amount of $250,000.00, issued by the Company to the Holder (as Lender thereunder), issued on and dated August 8, 2008 (the “Promissory Note”); and

WHEREAS, the entire principal amount of the Promissory Note, plus the fruits of 50% from designated well that Vortex assigned to Lender, was due and payable on August 8, 2009, and no amount thereof has been paid as of the Effective Date; and

WHEREAS, the Company is presently unable to pay the amount owed under the Promissory Note; and

WHEREAS, pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Act”), the Company desires to exchange with the Holder, and the Holder desires to exchange with the Company, a portion of the Promissory Note for shares of common stock of the Company, par value $0.001 (the “Common Stock”), on the terms and conditions of and as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Holder agree as follows:

1.           Exchange of Note for Shares. On the Effective Date, the Holder will transfer and deliver $100,000.00 worth of the Promissory Note to the Company and the Company will issue to Holder 8,000,000 shares of Common Stock (the “Exchange Shares”) in exchange for such portion of the Promissory Note plus any and all claims arising out of or relating to such portion of the Promissory Note, including without limitation any accrued but unpaid interest thereon and any right to receive a pro rata portion of the fruits of 50% from designated well.  The exchanged portion of the Promissory Note shall be cancelled for all purposes as of the Effective Date, whether or not the original is returned to the Company for cancelation.  The number of Exchange Shares delivered pursuant to this Section 1 is subject to adjustment as set forth in Section 2.

2.          Adjustment to Exchange Shares.  The number of Exchange Shares issuable to the Holder pursuant to Section 1 shall be adjusted such that the aggregate number of Exchange Shares issuable to the Holder is equal to (a) $100,000.00 plus the actual legal fees and costs incurred by the Holder and the Holder’s successors, designees and assigns, divided by (b) 75% of the volume-weighted average price for the 20 trading days following delivery of the Exchange Shares, calculated by dividing the aggregate value of Common Stock traded on its trading market (price multiplied by number of shares traded) by the total volume (number of shares) of Common Stock traded on the trading market for such trading day.  If this adjustment requires the issuance of additional Exchange Shares to the Holder (i.e. if a total issuance of more than 8,000,000 shares is required), such additional Exchange Shares shall be issued to the Holder or its designee within one business day.  If this adjustment requires the return of Exchange Shares to the Company (i.e. if an aggregate issuance of less than 8,000,000 shares is required), such Exchange Shares shall be promptly returned to the Company.

3.           Delivery of Exchange Shares.  All Exchange Shares shall be duly authorized, validly issued, fully paid, non-assessable and free of any pre-emptive rights.  All Exchange Shares shall be issued by the Company in electronic form, freely tradable, without restriction on resale, and credited immediately by the Company to any specified Deposit/Withdrawal at Custodian (DWAC) account with Depository Trust Company (DTC) under its Fast Automated Securities Transfer (FAST) Program specified by the Holder or its designee, time being of the essence.

4.           Representations and Warranties of Company.  The Company hereby makes the following representations and warranties to the Holder, with the understanding and acknowledgment that the Holder will rely on such representations and warranties in effecting transactions in securities of the Company:

(a)           Power and Authority.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  The Company has the corporate power and authority to execute, deliver and perform all of its obligations under the Agreement, and to issue, sell and deliver the Exchange Shares.  The execution, delivery and performance of the Agreement have been duly authorized by all necessary corporate action on the part of the Company and the Agreement has been duly executed and delivered by the Company.

(b)           Exchange Shares.  The Exchange Shares are duly authorized, validly issued, fully paid and non-assessable.  The issuance of the Exchange Shares is not be subject to any statutory or contractual preemptive rights of any stockholder of the Company.  The Exchange Shares are being issued to the Holder by the Company in compliance with all applicable federal and state securities laws and regulations.  The Holder acquired and fully paid for the Exchange Shares on August 8, 2008 by purchasing the Promissory Note for cash.  The Exchange Shares are freely tradable, without restriction on resale, pursuant to Rule 144 as promulgated under the Act, as the date of issuance of the Exchange Shares will tack to the initial issuance date of the Promissory Note.  The resale of the Exchange Shares by the Holder will not conflict with or result in a violation of Section 5 of the Act including any rules or regulations promulgated thereunder.

(c)           No Liens.  The Exchange Shares are free and clear of all pledges, security interests, liens, charges, encumbrances, agreements, claims, rights of first refusal, preemptive rights, or other restrictions and options of whatever nature (collectively, “Liens”).  Upon consummation of the transaction contemplated hereby, the Holder will acquire good and valid title to the Exchange Shares free and clear of all Liens.

(d)           No Conflicts.  The execution and delivery of the Agreement by the Company does not, and the Company’s performance of its obligations hereunder will not (i) violate the certificate of incorporation, bylaws, or other organizational or governing documents of Company, as in effect on the date hereof, (ii) violate in any material respect any federal or state law, rule or regulation, or judgment, order or decree of any state or federal court or governmental or administrative authority, in each case that is applicable to the Company or its properties or assets and which could have a material adverse effect on the Company’s business, properties, assets, financial condition or results of operations or prevent the performance by the Company of the Agreement, or (iii) require the authorization, consent, approval of or other action of, notice to or filing or qualification with, any state or federal governmental authority.

(e)           Listing Requirements.  The Company is not in violation of the listing requirements of the stock exchange upon which the Common Stock is listed and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(f)           No Registration.  The exchange of the Promissory Note for the Exchange Shares is being consummated without registration under the Act pursuant to the exemption from registration contained in Section 3(a)(9) of the Act.  The Company has not engaged in any general solicitation or engaged or agreed to compensate any broker or agent in connection with the transactions contemplated by this Agreement.   None of the Company, its subsidiaries, any of their affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Exchange Shares under the Act.

(g)           No Integration.  None of the Company, its subsidiaries, any of their affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the exchange transaction contemplated by this Agreement to be integrated with any prior or contemporaneous offerings by the Company for purposes of Act.  None of the Company, its subsidiaries, their affiliates, and any person acting on their behalf will take any action referred to in the preceding sentence that would require registration of any of the Exchange Shares under the Act or cause the exchange transaction contemplated by this Agreement to be integrated with any prior or contemporaneous offerings of the Company.

(h)           No Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, its affiliates, or any of their respective properties, or the Exchange Shares, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which adversely affects or challenges, or could adversely affect or challenge, the legality, validity or enforceability of this Agreement or the Exchange Shares.  The Company has not been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company there is not pending or contemplated, any investigation by the Securities and Exchange Commission (“SEC”) involving the Company or any of its officers or directors.

(i)           SEC Filings.  The Company is current in its filings of all reports, schedules, forms, statements, and other documents required to be filed by it with the SEC, and all such reports were true, complete and accurate in all material respects on the date of filing thereof, and none contained a false statement of material fact, or failed to state a material fact necessary to make any of the statements therein not misleading.

(j)           Opinions.  The Company has caused to be delivered (A) to the Holder, an opinion of its counsel in the form attached hereto as Exhibit A, and (B) to the transfer agent, any required legal opinions or documentation necessary to effect the delivery of the Exchange Shares to the Holder as required hereby.

5.            Representations and Warranties of Holder.  The Holder hereby makes the following representations and warranties to the Company:

(a)           The Holder is the sole legal and beneficial owner of the Promissory Note free and clear of any Liens or any claims of third parties.  The Holder has owned the Promissory Note beneficially and of record since August 8, 2008, the date of its original acquisition from the Company. The consideration paid by the Holder for the Promissory Note was cash.

(b)           The Holder is an “accredited investor” as defined in Regulation D under the Act.

(c)           The Holder has made all investigations that the Holder deems necessary or desirable in connection with the transactions contemplated by this Agreement and has had an opportunity to ask questions of and receive answers from the Company and, alone or together with the Holder’s advisors, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Holder’s investment in the Exchange Shares.

(d)           The Holder is not now, and has not at any time been, an officer, director, or more than 10% shareholder of the Company or in any other way an “affiliate” of the Company as that term is defined in Rule 144(a)(1) under the Act.

(e)           The Holder is not aware of or in possession of any material, non-public information about the Company.

6.            Disclosure of Transaction. The Company shall, on or before 8:30 a.m. Eastern time on the first business day after the Effective Date, issue a press release and Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and attaching this Agreement as an exhibit.

7.            Miscellaneous.

(a)           Further Assurances. Each party hereto shall promptly execute and deliver such further agreements and instruments, and take such further actions, as the other party may reasonably request in order to carry out the purpose and intent of this Agreement.

(b)           Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (with subsequent letter confirmation by mail) or two days after being mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties, their successors in interest or their assignees at the addresses set forth following the signature page hereto or at such other addresses as the parties may designate by written notice in the manner aforesaid.

(c)           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that such party is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(d)           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement.  In the event that any signature is delivered by facsimile or other electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or other electronic signature page were an original thereof.

(e)           Expenses.  Each party hereto shall bear its own costs and expenses, including, without limitation, attorneys’ fees, incurred in connection with this Agreement and the transactions contemplated hereby.

(f)           Complete Agreement.  This Agreement, together with the exhibits hereto, contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement.  No party, representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth hereinabove.  The parties hereby expressly waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any person or entity’s reliance on any such assurance.

IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Company:

YASHENG ECO-TRADE CORPORATION

By:	/s/Gregory Rubin

Name:	Gregory Rubin
Title:	Chairman of the Board

Holder:

/s/Moran Atias
Moran Atias

Addresses for Notice

Yasheng Eco-Trade Corporation	Moran Atias
1061-1/2 Spaulding Avenue	6442 West 6th Street
West Hollywood, California 90046	Los Angeles, California 90048
Attention: Yossi Attia, CEO	Fax No.: (323) 658-6056
Fax No.: (323) 822-1784

Copy to:

Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Fax No.: (516) 977-1209

EXHIBIT A

FORM OF OPINION

We have acted as counsel to Yasheng Eco-Trade Corporation, a Nevada corporation (the “Company”), in connection with the Exchange Agreement, dated as of December 30, 2009, between you and the Company (the “Agreement”) and the transactions contemplated therein.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement.

In so acting, we have examined (i) the Agreement, (ii) the Company’s Articles of Incorporation, as in effect on the date hereof (the “Articles of Incorporation”), and (iii) the Company’s Bylaws, as in effect on the date hereof (the “Bylaws”), and we have examined and considered such corporate records, certificates and matters of law as we have deemed appropriate as a basis for our opinions set forth below.

In rendering the opinions set forth in this opinion letter, we assume the following:

a.	the legal capacity of each natural person and the legal existence of all parties other than the Company to the transactions referred to in the Agreement;

b.
the power and authority of each person other than the Company or person(s) acting on behalf of the Company to execute, deliver and perform each document executed and delivered and to do each other act done or to be done by such person;

c.
the legality, validity, binding effect and enforceability as to each person other than the Company or person(s) acting on behalf of the Company of each document executed and delivered or to be executed or delivered and of each other act done or to be done by such person;

d.	the transactions referred to in the Agreement have been consummated;

e.	the genuineness of all signatures and the completeness of each document submitted to us;

f.	that the addressees have acted in good faith, without notice of adverse claims, and have complied with all laws applicable to them that affect the transactions referred to in the Agreement;

g.	that no action, discretionary or otherwise, will be taken by or on behalf of the Company in the future that might result in a violation of law; and

h.	that with respect to the Agreement and to the transactions referred to therein, there has been no mutual mistake of fact and there exists no fraud or duress.

As to certain questions of fact material to this opinion, we have relied upon statements or certificates of public officials and officers of the Company.

Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions stated herein, we are of the opinion that as of the date hereof:

1.           The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2.           The Exchange Shares are duly authorized, and when issued in accordance with the terms and conditions of the Agreement will be, validly issued, fully paid and non-assessable.  To the best of our knowledge, the issuance of the Exchange Shares will not be subject to any statutory or contractual preemptive rights of any stockholder of the Company.

3.           The Exchange Shares are being issued to the Holder by the Company in compliance with all applicable federal and state securities laws and regulations.  The Exchange Shares are freely tradable, without restriction on resale, pursuant to Section 3(a)(9) of the Act and Rule 144 under the Securities Act of 1933, as amended.  The date of issuance of the Exchange Shares will tack to the initial issuance date of the Promissory Note of August 8, 2008.  The resale of the Exchange Shares by the Holder will not conflict with or result in a violation of Section 5 of the Act including any rules or regulations promulgated thereunder.

4.           The Company has the corporate power and authority to (a) execute, deliver and perform all of its obligations under the Agreement , and (b) issue, sell and deliver the Exchange Shares.

5.           The execution, delivery and performance of the Agreement has been duly authorized by all necessary corporate action on the part of the Company, and has been duly executed and delivered by the Company.

6.           The execution and delivery of the Agreement by the Company does not, and the Company’s performance of its obligations thereunder will not (a) violate the certificate or articles of incorporation, articles of association, bylaws, or other organizational or governing documents of the Company, as in effect on the date hereof, (b) violate in any material respect any federal or state law, rule or regulation, or judgment, order or decree of any state or federal court or governmental or administrative authority, in each case that, to our knowledge, is applicable to the Company or its properties or assets and which could have a material adverse effect on the Company’s business, properties, assets, financial condition or results of operations or prevent the performance by the Company of any material obligation under the Agreement, or (c) require the authorization, consent, approval of or other action of, notice to or filing or qualification with, any state or federal governmental authority, except as have been, or will be, made or obtained.

These opinions are limited to the matters expressly stated herein and are rendered solely for your benefit and may not be quoted or relied upon for any other purpose or by an other person.

The opinions expressed herein are subject to the following assumptions, limitations, qualifications and exceptions:

A.           We have assumed the genuineness of all signatures, the authenticity of the Agreement submitted to us as originals, the conformity with originals of  the Agreement submitted to us as copies, the authenticity of certificates of public officials and the due authorization, execution and delivery of the Agreement (except the due authorization, execution and delivery by the Company of the Agreement).

B.           We have assumed that each of the parties to the Agreement other than the Company (the “Other Parties”) has the legal right, capacity and power to enter into, enforce and perform all of its obligations under the Agreement.  Furthermore, we have assumed the due authorization by each of the Other Parties of all requisite action and the due execution and delivery of the Agreement by each of the Other Parties, and that the Agreement are valid and binding upon each of the Other Parties and are enforceable against each Other Party in accordance with their terms.

C.           Whenever a statement herein is qualified by “to our knowledge” or similar phrase, it means that, during the course of our representation of the Company for the purposes of this opinion letter, (1) no information that would give those lawyers who participated in the preparation of the letter or who performed work for the Company in connection with the Agreement (collectively, the “Opinion Letter Participants”) current actual knowledge of the inaccuracy of such statement has come to their attention; (2) we have not undertaken any independent investigation or inquiry to determine the accuracy of such statement; (3) any limited investigation or inquiry otherwise undertaken by the Opinion Letter Participants during the preparation of this opinion letter should not be regarded as such an investigation or inquiry; and (4) no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

D.           This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the “Accord”) of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, including the General Qualifications and the Equitable Principles Limitation, and this opinion letter should be read in conjunction therewith.

We are counsel admitted to practice in the State of New York and we do not express any opinion with respect to the effect or applicability of the laws of any jurisdiction, other than the laws of the State of New York and the federal laws of the United States of America.  In furnishing the opinion regarding the valid existence and good standing of the Company, we have relied solely upon a good standing certificate issued by the Secretary of State of Delaware on December __, 2009.

This opinion is given as of the date hereof and we assume no obligation, to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

Sincerely,